Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”), dated as of [--], 2024 among (i) micromobility.com Inc., a Delaware corporation (“Seller”), and (ii) Overseas Moped Investment and Holding Pte Ltd., a Singapore corporation (“Buyer” and, together with Seller, each, a “Party” and collectively, the “Parties”).

RECITALS

WHEREAS, Seller owns all of the issued and outstanding capital stock of Wheels Labs, Inc., (the “Transfer Securities”) a Delaware corporation, such that Wheels Lab, Inc. inclusive of its lawful Subsidiaries is a wholly-owned subsidiary of Seller ( “Wheels”);

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller for the Purchase Price, the Transfer Securities (inclusive of all the Assets (as defined herein) and Liabilities (as defined herein), of Wheels), subject to the terms and conditions set forth herein; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I

DEFINITIONS

The following terms have the meanings specified or referred to in this Article I:

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, whether civil, criminal, administrative, regulatory or otherwise, and whether at law or in equity.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Assets” means all of the assets, properties and rights of every type and description, whether real or personal, tangible or intangible, currently used in and material to the operation of Wheels.

“Contract” means any contract, lease and sublease, franchise, agreement, license, arrangement, commitment, letter of intent, memorandum of understanding, promise, obligation, right, instrument, document, indenture, mortgage, security interest, guarantee, and other similar arrangement whether written or oral.

“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

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“Intellectual Property” means any and all of the following in any jurisdiction throughout the world: (i) copyrights, including all applications and registrations; (ii) utility patents (including all reissues, divisionals, continuations, continuations-in-part, provisionals, non-provisionals, renewals, reexaminations, extensions, supplemental protection certificates, and the equivalents of any of the foregoing), design patents and industrial design registrations and patent applications and all improvements to the inventions disclosed in each such patent and patent application; (iii) trade secrets, know-how, inventions (whether or not patentable), technology, and other confidential and proprietary information and all rights therein; (iv) internet domain names and social media accounts and pages; (vi) other intellectual or industrial property and related proprietary rights, interests, and protections; (vii) all registrations, and applications for registration, of any of the rights referred to in clauses (i) through (vi) above, (a) rights to apply for, obtain, prosecute, register, maintain and defend any of the foregoing and (b) all rights to sue or recover and retain damages and costs and attorneys’ fees for past, present and future infringement, misappropriation or other violation of any of the foregoing.

“Intellectual Property Agreements” means agreements concerning the Owned Intellectual Property (as defined herein) under which the Seller is a party, or by which the Seller or Owned Intellectual Property may be bound, including all (a) licenses granted by the Seller to any third party for any of the Owned Intellectual Property, (b) licenses granted by any third party to the Seller for any Intellectual Property, and (c) agreements between any Person and the Seller relating to the transfer, development, maintenance, or other use of the Owned Intellectual Property.

“IT Systems” means the computer systems, software, firmware, hardware, networks, servers, data, databases, data processing, interfaces, websites, and related technology systems and all other information technology or telecommunications equipment that collect, store, maintain, transmit, process or otherwise use data and information, including any outsourced systems, or are otherwise owned or used by the Seller to operate Wheels.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Liability” or “Liabilities” means any liability, debt, obligation, guarantee, penalty, fine, expense, commitment, loss, damage, or claim, in each case, whether direct or indirect, choate or inchoate, known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, due or to become due, and whether or not required to be reported under United States Generally Accepted Accounting Principles (or any other accounting principles), including any liability for taxes.

“Material Adverse Effect” means, as applicable, any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the Assets, operations or financial condition of Buyer or (b) the ability of Seller to consummate the transactions contemplated hereby on a timely basis, excluding any adverse change, event or condition that is cured by Seller before the Closing, or that arises from changes in general economic or industry conditions.

“Organizational Documents” means (a) in the case of a Person (as defined herein) that is a corporation, its articles or certificate of incorporation and its Constitution, by-laws, regulations or similar governing instruments required by the laws of its jurisdiction of formation or organization; (b) in the case of a Person that is a partnership, its articles or certificate of partnership, formation or association, and its partnership agreement (in each case, limited, limited liability, general or otherwise); (c) in the case of a Person that is a limited liability company, its articles or certificate of formation or organization, and its limited liability company agreement or operating agreement; and (d) in the case of a Person that is none of a corporation, partnership (limited, limited liability, general or otherwise), limited liability company or natural person, its governing instruments as required or contemplated by the laws of its jurisdiction of organization.

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“Owned Intellectual Property” means, to the best recollection of the Company, Intellectual Property that is legally and beneficially owned, or purported to be legally and beneficially owned by Wheels and where Wheels has the right or purports the right to use for the purpose of its business without infringing the rights of any third party.

“Purchase Price” means the total consideration of one United States dollar ($1.00) for the Transfer Securities.

“Permit” means all permits, licenses, franchises, approvals, authorizations and consents required to be obtained from Governmental Authorities.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Subsidiaries” means any subsidiary of Wheels as set forth in Schedule I.A hereof, inclusive of such subsidiary of any Person shall include any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture, or other business entity (a) the accounts of which would be consolidated with those of such Person in such Person’s consolidated financial statements if such financial statements were prepared in accordance with GAAP or (b) of which more than fifty percent (50%) of (i) the outstanding equity interests having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors of such Person, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture, or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person.

“Transaction Documents” means this Agreement and other documents required to effect the Closing as described in Article III herein.

ARTICLE II
PURCHASE AND SALE

Section 2.01 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing (as defined herein), (i) Seller shall sell to Buyer, and Buyer shall purchase from Seller, all of Seller’s right, title, and interest in the Transfer Securities, free and clear of any mortgage, pledge, lien, charge, security interest, claim, community property interest, option, equitable interest, restriction of any kind (including any restriction on use, voting, transfer, receipt of income, or exercise of any other ownership attribute), or other encumbrance (each, an “Encumbrance”).

Section 2.02 Purchase Price. In consideration of the Transfer Securities of Wheels Labs. Inc., the Buyer hereby agrees to pay the Purchase Price and to assume only those Claims, suits, demands, litigation, and Liabilities of Wheels that are disclosed in writing by the Seller to the Buyer prior to Closing and future Actions and legal proceedings related, but not currently known, to Wheels and its affiliates (the “Future Claims”). Notwithstanding the foregoing sentence, the Parties agree that Liabilities relating to the operations of Wheels will be disclosed within ninety (90) calendar days after Closing, in an estimated amount of such not to exceed three million dollars ($3,000,000.00).

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ARTICLE III
CLOSING

Section 3.01 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on the date of the execution of this Agreement (the “Effective Date”) in such a place and manner as the parties may mutually agree upon.

Section 3.02 Seller’s Closing Deliverables. At the Closing, Seller shall deliver to Buyer the following:

(a) A certificate of the officers of Seller certifying: (i) that attached thereto will be true and complete copies of a resolution of the board of directors of Seller authorizing the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby and thereby, and that such resolutions are in full force and effect; (ii) that attached thereto will be true and complete copies of the governing documents of Seller, including any amendments or restatements thereof, and that such governing documents are in full force and effect as of the Effective Date; and (iii) that the representations and warranties of Seller set out in this Agreement are accurate as of the Effective Date.

(b) A certificate of good standing for Seller.

(c) Proof, satisfactory to the Buyer, of the transfer of the Transfer Securities.

(d) Any consents set out on Schedule 4.05(c).

(e) A resignation letter by Salvatore Palella as chief executive officer of Wheels as of the Effective Date.

(f) The other Transaction Documents and all other agreements, documents, instruments or certificates required to be delivered by Seller at or prior to the Closing.

Section 3.03 Buyer’s Deliverables. At the Closing, Buyer shall deliver the following to Seller:

(a) A certificate of the officers of Buyer certifying: (i) that attached thereto will be true and complete copies of a resolution of the board of directors of Buyer authorizing the execution, delivery, and performance of this Agreement, and the intention of the board of directors of Buyer to appoint Mah Hon Pun as chief executive officer of Wheels immediately after the Effective Date, and the consummation of the transactions contemplated hereby and thereby, and that such resolutions are in full force and effect; (ii) that attached thereto will be true and complete copies of the governing documents of the Buyer, including any amendments or restatements thereof, and that such governing documents are in full force and effect as of the Effective Date; and (iii) that the representations and warranties of the Buyer set out in this Agreement are accurate as of the Effective Date.

(b) The Purchase Price for the Transfer Securities, which shall be delivered in such form or manner as is mutually agreed upon by the Parties.

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Section 3.04 Release by Buyer.

(a) Effective upon Closing, except for claims with respect to this Agreement or any other Transaction Document (including unrelated claims of fraud) (the “Buyer Retained Claims”), Buyer, on behalf of itself and each of its affiliates and each of its and their respective current and former equity holders, members, partners, directors, managers, officers, employees, advisors (including legal and financial advisors), successors and assigns (collectively, the “Buyer Releasing Parties”), hereby irrevocably and unconditionally releases and forever discharges the Seller, its subsidiaries and its affiliates and each of their respective current and former equity holders, members, partners, directors, managers, officers, employees, advisors (including legal and financial advisors), lenders, successors and assigns (collectively, the “Current Seller Released Parties”) of and from any and all Actions, Liabilities, Contracts and covenants (whether express or implied), and claims and demands whatsoever whether in law or in equity which the Buyer Releasing Parties may have against each of the Current Seller Released Parties, now or in the future, in each case in respect of any cause, matter or thing based upon facts, circumstances, occurrences or omissions existing, occurring or arising on or prior to the Closing, except for any liabilities or obligations of the Seller under this Agreement or any other agreement entered into in connection with the transactions contemplated by this Agreement. The provisions of this section are intended to benefit the Current Seller Released Parties and all such Current Seller Released Parties shall have the right to enforce such provisions of this Agreement.

(b) Except for matters that have been finally settled or resolved and from which no further appeal can be taken, as of June 30, 2024: (i) there are no Actions by or on behalf of any third party pending or threatened against Wheels and its affiliates where (a) the claim or probable damages exceed ten million thirty four thousand dollars ($10,034,000.00) and (b) the claim or possible damages exceed three million fifty thousand dollars ($3,050,000.00) except as set forth in Schedule 4.07 (the “Existing Claims”), and (ii) there are no Actions by or before any Governmental Authority where Wheels and its affiliates is a party or named as subject to, and no officer, director or employee of Wheels is a party or is named as subject to, the provisions of any material order, writ, injunction, judgment, ruling, subpoena, verdict, arbitration, decision, assessment, award or decree of any Governmental Authority or any arbitrator.

(c)Effective upon Closing, the Buyer agrees to assume all Existing Claims and Future Claims related to Wheels and its affiliates (collectively, the “Assumed Claims”). The Seller agrees that prior to Closing, it will afford the Buyer a reasonable opportunity to perform a diligent review of the nature and potential Liability of such Existing Claims and Assumed Claims that been disclosed in a form reasonably acceptable to the Buyer. The Buyer, on behalf of itself and its affiliates, successors, and assigns, hereby irrevocably and unconditionally agrees not to seek, assert, or bring any claims, actions, suits, or demands (whether at law, in equity, or otherwise) against the Seller or its affiliates, successors, and assigns arising out of or relating to the Assumed Claims.

ARTICLE IV
Representations and warranties of seller

Seller represents and warrants to Buyer that the statements contained in this ARTICLE IV are true and correct as of the date hereof.

Section 4.01 Organization and Authority of Seller. Seller has full power and authority to enter into this Agreement and any other Transaction Documents to which they are a party, to carry out their obligations under this Agreement and any other Transaction Documents to which they are a party, and to consummate the contemplated transactions of Seller. The execution and delivery by Seller of this Agreement and any other Transaction Document to which they are a party, the performance of their obligations and the consummation of the contemplated transactions have been duly authorized by all requisite action on the part of Seller. This Agreement has been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement constitutes a legal, valid and binding obligation of Seller enforceable against them in accordance with its terms.

Section 4.02 Organization, Authority, and Qualification of the Seller.

(a)Seller is a corporation duly organized, validly existing, and in good standing under the Laws of Delaware and has full corporate power and authority to carry on its business as it has been and is currently conducted.

(b)Wheels Labs, Inc. is a corporation duly organized, validly existing, and in good standing under the Laws of Delaware and has full corporate power and authority to carry on its business as it has been and is currently conducted.

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Section 4.03 Capitalization.

(a) Wheels Labs, Inc.

(i)The authorized share capital of Wheels Labs, Inc. consists of 1,000 shares of common stock, $0.0001 par value per share, of which 100 shares of common stock, $0.0001 par value per share are issued and outstanding, all of which are the Transfer Securities. All of the Transfer Securities have been duly authorized, are validly issued, fully paid and nonassessable, and are owned of record and beneficially by Seller, free and clear of all Encumbrances. Upon the transfer, assignment, and delivery of the Wheels Labs, Inc. Shares and payment therefor in accordance with the terms of this Agreement, Buyer shall own all of the Transfer Securities, free and clear of all Encumbrances, and there shall be no other issued capital stock of Wheels Labs, Inc. outstanding.

(ii) All of the Transfer Securities were issued in compliance with applicable Laws. None of the Transfer Securities were issued in violation of any agreement or commitment to which Seller or Wheels Labs, Inc. is a party or is subject to or in violation of any preemptive or similar rights of any individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association, or other entity (each, a “Person”).

(iii)There are no outstanding or authorized options, warrants, convertible securities, stock appreciation, phantom stock, profit participation, or other rights, agreements, or commitments relating to the capital stock of Wheels Labs, Inc., obligating Wheels Labs, Inc. to issue or sell any shares of, or any other interest in, Wheels Labs, Inc. There are no voting trusts, shareholder agreements, proxies, or other agreements in effect with respect to the voting or transfer of any of the Transfer Securities.

Section 4.04 Intellectual Property

(a) To the best of Seller’s recollection, Schedule 4.04 sets forth a complete and accurate list of all Owned Intellectual Property and all trade names and material unregistered trademarks or service marks owned or used by Wheels. To the best of Seller’s recollection. Wheels owns or purports to own and possesses all rights, title and interest in and to, free from any Encumbrances, or has a valid and enforceable legal right to use, the Owned Intellectual Property, and any other Intellectual Property (including those under the Intellectual Property Agreements) used in the operation of Wheels, as currently conducted and as currently proposed to be conducted.

(i) Immediately following the Closing, Wheels shall continue to own or have valid licenses as are sufficient to use all of the Owned Intellectual Property, Intellectual Property Agreements, and IT Systems to the same extent as prior to the Closing, and the consummation of the transactions contemplated by this Agreement shall not result in the loss or impairment of Wheels Labs, Inc.’s rights therein. The maintenance fees and other filings necessary to maintain the Owned Intellectual Property through the Closing have been paid or filed.

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(ii) The Owned Intellectual Property outlined in Schedule 4.04 transferred pursuant to this Agreement is furnished “as is” with all faults, and without any warranty of merchantability, fitness for any particular purpose, quality, usefulness, commercial utility, adequacy, compliance with any law, domestic or foreign, and implied warranties arising from course of dealing or course of performance or the currentness of any licensure concerning such Owned Intellectual Property. Without limiting the foregoing, except for claims arising from fraud, willful misconduct on the part of a party or a breach of Section 6.01 by either Party, neither Party shall have any liability whatsoever to the other Party or any other Person for or on account of any injury, loss, or damage, of any kind or nature, sustained by, or any damage assessed or asserted against, or any other liability incurred by or imposed on such other Party or any other Person, including any such liability arising out of or in connection with or resulting from (a) the manufacture, use, offer for sale, sale, or import of any products or the practice of the Owned Intellectual Property; (b) the use of or any errors or omissions in any such Owned Intellectual Property; or (c) any advertising or other promotional activities concerning any of the foregoing.

(iii) Buyer acknowledges and agrees that the purchase is subject to its own due diligence investigation. Buyer has conducted or will conduct its own independent investigation, review and analysis of the Owned Intellectual Property and all related matters and is relying solely on its own examination and investigation and the representations and warranties of Seller expressly set forth in this Agreement.

(b) To the best of Seller’s knowledge, none of the Owned Intellectual Property have in the past two (2) years infringed, misappropriated or otherwise violated, and do not infringe, misappropriate or otherwise violate, any Intellectual Property owned by any other Person, and there is no Action or other notice pending, asserted or threatened related to any of the foregoing. To the best of Seller’s knowledge, no Person has infringed, misappropriated or otherwise violated, or is infringing, misappropriating or otherwise violating, any Owned Intellectual Property, and there is no Action pending, asserted or threatened by or against Wheels related to any of the foregoing.

(c) To the best of Seller’s knowledge, Wheels is in material compliance with all Intellectual Property Agreements, and to the knowledge of the Seller, no Person that is a party to any such Intellectual Property Agreement is in material violation or default thereof. The Intellectual Property Agreements are in full force and effect, and are subsisting, valid and enforceable in accordance with their terms and Applicable Law. There are no pending or threatened claims with respect to any such Intellectual Property Agreement.

(d) After the Company’s reasonable investigation and to the best of Seller’s knowledge upon completion of such investigation, (i) the IT Systems have not experienced any interruption, failures, or other adverse events that have resulted in a disruption of, or interruption in or to, the use of such IT systems, and that have not been remedied or replaced in all respects, and (ii) there has been no security breach or unauthorized use, access, or intrusion of any IT Systems.

(e)To the best of Seller’s recollection, no third-party consents are required to complete a transfer of the Owned Intellectual Property, the Intellectual Property Agreements and IT Systems, and this Transaction will not result in any violation of any agreement to which the Seller or Wheels is a party.

Section 4.05 No Conflicts; Consents. The execution, delivery and performance by Seller of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the contemplated transactions, do not and will not:

(a) conflict with or result in a violation or breach of, or default under, any provision of the Organizational Documents of Seller and Wheels Labs, Inc.

(b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Seller;

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(c) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Contract to which any Contract to which Wheels Labs, Inc. is a party or by which it is bound or to which any of its Assets are subject, provided any such consent that is required has been obtained as set out on Schedule 4.05(c); or

(d) result in the creation or imposition of any Encumbrance on any properties or Assets of Wheels Labs, Inc. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Seller and Wheels Labs, Inc., in connection with the execution and delivery of this Agreement and any other Transaction Documents and the consummation of the contemplated transactions.

Section 4.06Assets and Liabilities. The Transfer Securities represent substantially all of the Assets and Liabilities of Seller at the time of this Agreement, and there are no Assets or Liabilities necessary for the operation of Wheels Labs, Inc. that will remain with Seller after the Closing.

Section 4.07Legal Proceedings; Governmental Orders; Compliance with Laws.

(a) Wheels Labs, Inc. has been named in various lawsuits related to the use of Wheels Labs, Inc.’s vehicles and in certain matters involving alleged violations of labor laws in the state of California and the classification of individuals as independent contractors rather than employees.

(b) The Existing Claims set forth in Schedule 4.07 include Actions by or on behalf of any third party pending or threatened against Wheels.

(c) There are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting Wheels Labs, Inc. or any of its properties or Assets.

(d) Wheels Labs, Inc. is in compliance with all Laws applicable it, except to the extent that the failure to comply therewith would not have a Material Adverse Effect or materially delay or interfere with Seller’s ability to consummate the transactions contemplated herein.

Section 4.07Full Disclosure. No representation or warranty by Seller in this Agreement and no statement contained in this Agreement or any certificate or other document furnished or to be furnished to Buyer pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

ARTICLE V
Representations and warranties of buyer

Buyer represents and warrants to Seller that the statements contained in this ARTICLE V are true and correct as of the date hereof.

Section 5.01 Organization and Authority of Buyer. Buyer is a corporation duly organized, validly existing, and in good standing under the Laws of Singapore. Buyer has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which Buyer is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and any other Transaction Document to which Buyer is a party, the performance by Buyer of its obligations and the consummation by Buyer of the contemplated transactions have been duly authorized by its board of directors. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms. When each other Transaction Document to which Buyer is or will be a party has been duly executed and delivered by Buyer (assuming due authorization, execution and delivery by each other party to the Transaction Documents), the Transaction Document will constitute a legal and binding obligation of Buyer enforceable against it in accordance with its terms.

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Section 5.02 No Conflicts; Consents. The execution, delivery, and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with any provision of the certificate of incorporation, by-laws, or other governing documents of Buyer; (b) violate or conflict with any provision of any Law or Governmental Order applicable to Buyer; or (c) require the consent, notice, declaration, or filing with or other action by any Person or require any Permit, license, or Governmental Order.

Section 5.03 Legal Proceedings; Governmental Orders; Compliance with Laws.

(a) There are no Actions pending or threatened (a) against or by Buyer affecting any of its properties or Assets; or (b) against or by Buyer that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Acton.

(b) There are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting Buyer or any of its properties or Assets.

(c) Buyer is in compliance with all Laws applicable to Buyer, except to the extent that the failure to comply therewith would not have a Material Adverse Effect or materially delay or interfere with the Buyer’s ability to consummate the transactions contemplated herein.

ARTICLE VI
TERMINATION

Section 6.01 Termination.

(a) This Agreement may be terminated at any time prior to the Closing:

(i) by the mutual written consent of the Parties;

(ii) by the Buyer if there is any material breach of any representation, covenant or agreement on the part of the Seller set forth in this Agreement, such that the conditions specified in Article IV would not be satisfied at the Closing (a “Terminating Seller Breach”), except that, in the reasonable view of the Buyer if such Terminating Seller Breach is curable by the Seller, within a period of up to thirty (30) days after receipt by the Seller of notice from the Buyer of such Terminating Seller Breach (the “Seller Cure Period”) such termination shall not be effective and the Effective Date shall be automatically extended until the first business day following the end of the the Seller Cure Period and such termination shall become effective only if the Terminating Seller Breach is not cured with the Seller Cure Period.

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(iii) By the Seller if there is any material breach of any representation, covenant or agreement on the part of the Buyer set forth in this Agreement, such that the condition specified in Article V would not be satisfied at the Closing (a “Terminating Buyer Breach”), except that, in the reasonable view of the Seller if such Terminating Buyer Breach is curable by the Buyer, then, for a period of up to thirty (30) days after receipt by the Buyer of notice from the Seller of such Terminating Buyer Breach (the “Buyer Cure Period”) such termination shall not be effective and the Effective Date shall be automatically extended until the first business day following the end of the Buyer Cure Period and such termination shall become effective only if the Terminating Buyer Breach is not cured with the Buyer Cure Period.

(iv) By either Party, if there shall be any Law (which shall be final and non-appealable) that (A) makes consummation of this Agreement illegal or otherwise prohibited or (B) permanently enjoins the Seller or the Buyer from consummating this Agreement.

(b) For the avoidance of doubt, neither party may terminate this Agreement after the Closing has occurred.

Section 6.02 Effect of Termination. In the event of any termination of this Agreement in accordance with this Article, this Agreement shall forthwith become void and there shall be no liability on the part of any party for any direct, indirect, or consequential losses whatsoever including any business or economic losses or incurred and wasted expenditures arising from this Agreement.

ARTICLE VII
ASSURANCES

Section 7.01 Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents and instruments and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the other Transaction Documents.

ARTICLE VIII

Miscellaneous

Section 8.01 Expenses. All costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the costs and expenses, whether or not the Closing shall have occurred.

Section 8.02 Notices. All notices, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given on the date sent by registered mail, courier, facsimile, or email of a PDF document if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient.

If to Seller:	500 Broome St., New York, NY 10013 Email: ceo@micromobility.com Attention: Salvatore Palella, Chief Executive Officer

If to Buyer:	Block 132 Lorong Ah Soo #08-414 Singapore 530132 Email: nimasp2113@outlook.com Attention: Mah Hon Pun, Director

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Section 8.03 Interpretation; Headings. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, and Exhibits mean the Articles and Sections of, and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means the agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by its provisions; and (z) to a statute means the statute as amended from time to time and includes any successor legislation and any regulations promulgated under the statute. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 8.04 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable the term or provision in any other jurisdiction. Upon a determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the contemplated transactions are consummated as originally contemplated to the greatest extent possible.

Section 8.05 Entire Agreement. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, and the statements in the body of this Agreement will control.

Section 8.06 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Buyer may assign its rights or obligations under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, the Buyer may assign its rights or obligations under this Agreement to a wholly-owned subsidiary of the Buyer without the prior written consent of Seller. No assignment shall relieve the assigning party of any of its obligations under this Agreement.

Section 8.07 No Third-party Beneficiaries. This Agreement is for the sole benefit of the parties to this Agreement and their respective successors and permitted assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

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Section 8.08 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party to this Agreement. No waiver by any party of any of the provisions of this Agreement shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by the written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver of this Agreement; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise of this Agreement or the exercise of any other right, remedy, power or privilege.

Section 8.09 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the state of New York. The Parties agree that any dispute arising hereunder shall be exclusively brought before the state and federal courts located in New York County, New York.

Section 8.10 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its terms by either willful default or refusal to perform without good cause and only in such event and for such cause the parties shall be entitled to specific performance of the terms of this Agreement, in addition to any other remedy to which they are entitled at law or in equity.

Section 8.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

micromobility.com Inc.
By/s/ Salvatore Palella_____ Salvatore Palella Chief Executive Officer
Overseas Moped Investment and Holding Pte Ltd.
By/s/ Mah Hon Pun________ Mah Hon Pun Director

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AGREEMENT SCHEDULES

Schedule #	Title
I.A	Subsidiaries of Wheels Labs, Inc.
4.04	Intellectual Property of Wheels Labs, Inc.
4.05(c)	Required Consents of the Parties
4.07	Litigation of Wheels Labs, Inc.

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SCHEDULE I.A

Subsidiaries of Wheels Labs, Inc.

SCHEDULE 4.04

Intellectual Property of Wheels Labs, Inc.

SCHEDULE 4.05(c)

Required Consents of the Parties

SCHEDULE 4.07

Litigation of Wheels Labs, Inc.

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